Exhibit 99.3
OUTDOOR CHANNEL HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Outdoor Channel Holdings, Inc. and Winnercomm Holdings, Inc. (“Winnercomm”) after giving effect to Outdoor Channel’s acquisition of certain assets and the assumption of certain liabilities of Winnercomm on January 12, 2009, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined balance sheet as of December 31, 2008 is presented as if our acquisition of Winnercomm had occurred on December 31, 2008.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008, is presented as if the Winnercomm acquisition had occurred on January 1, 2008 and is carried forward through the aforementioned respective period.
The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible assets and intangible assets.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the Winnercomm acquisition been completed as of the date presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Winnercomm included as Exhibit 99.2 and Outdoor Channel Holdings, Inc. included in the annual report on Form 10-K and quarterly reports on Form 10-Q.

OUTDOOR CHANNEL HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2008
(In thousands)

	Historical		Pro Forma
	December 31, 2008		Adjustments		Pro Forma
	Outdoor	Winnercomm	(Note 3)		Combined

Assets
Current assets:
Cash and cash equivalents	$60,257	$22	$(5,746	)(A)	$54,533
Accounts receivable, net of allowance for doubtful accounts	9,448	5,478			14,926
Deferred tax assets, net	1,524	—			1,524
Prepaid programming and production costs	3,997	2,033	(314	)(F)	5,716
Other current assets	1,333	946			2,279

Total current assets	76,559	8,479	(6,060)		78,978

Property, plant and equipment, net	10,042	3,436	2,685	(D)	16,163
Amortizable intangible assets, net	142	—	874	(C)	1,016
Goodwill	43,160	—			43,160
Investment in auction-rate securities	6,456	—			6,456
Deferred tax assets, net	4,949	—			4,949
Deposits and other assets	1,646	—			1,646

Totals	$142,954	$11,915	$(2,501)		$152,368

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$5,923	$15,450	$450	(E)	$21,823
Accrued severance payments	25	—			25
Deferred revenue	205	1,022	(151	)(F)	1,076
Current portion of deferred obligations	126	—			126
Unfavorable lease	—	—	395	(G)	395
Income taxes payable	30	—			30
Current maturities of long-term debt	—	39,929	(39,929	)(B)	—

Total current liabilities	6,309	56,401	(39,235)		23,475

Deferred obligations	236	—			236
Long-term debt, less current maturities	—	—			—
Unfavorable lease, net of current portion	—	—	1,202	(G)	1,202
Other long-term liabilities	—	139	(139	)(B)	—
Shares subject to mandatory redemption	—	18,692	(18,692	)(B)	—

Total liabilities	6,545	75,232	(56,864)		24,913

Total stockholders’ equity	136,409	(63,317)	54,363	(B)	127,455

Totals	$142,954	$11,915	$(2,501)		$152,368

See notes to unaudited pro forma condensed combined financial statements.

OUTDOOR CHANNEL HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008
(In thousands, except per share data)

	Historical		Pro Forma
	Year Ended December 31, 2008		Adjustments		Pro Forma
	Outdoor	Winnercomm	(Note 3)		Combined
Revenues:
Advertising	$36,562	$—			$36,562
Subscriber fees	17,495	—			17,495
Production services	—	47,024	(1,145	)(F)	45,879

Total revenues	54,057	47,024	(1,145)		99,936

Cost of services:
Programming	6,903	—	(97	)(F)	6,806
Broadband services	—	—			—
Satellite transmission fees	1,971	—			1,971
Production and operations	5,892	35,749	(823	)(F)	40,818
Other direct costs	383	—			383

Total cost of services	15,149	35,749	(920)		49,978

Other expenses:
Advertising	3,317	—	(61	)(F)	3,256
Selling, general and administrative	28,305	13,632	48	(E)(G)	41,985
Impairment expense	—	46,753			46,753
Depreciation and amortization	2,447	5,556	(1,455	)(C)(D)	6,548

Total other expenses	34,069	65,941	(1,468)		98,542

Income (loss) from operations	4,839	(54,666)	1,243		(48,584)

Interest and other income, net	1,521	(5,750)			(4,229)
Dividends and accretion on shares subject to mandatory redemption	—	(3,306)			(3,306)

Income (loss) from continuing operations before income taxes	6,360	(63,722)	1,243		(56,119)

Income tax provision (benefit)	3,988	(2,748)	485	(H)	1,725

Income (loss) from continuing operations	2,372	(60,974)	758		(57,844)

Net income (loss)	$2,372	$(60,974)	758		$(57,844)

Basic earnings per common share	$0.09				$(2.28)

Diluted earnings per common share	$0.09				$(2.22)

Weighted average number of common shares outstanding
Basic	25,369				25,369

Diluted	26,086				26,086

See notes to unaudited pro forma condensed combined financial statements.

OUTDOOR CHANNEL HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)
1. BASIS OF PRO FORMA PRESENTATION
The unaudited pro forma condensed combined balance sheet as of December 31, 2008, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008, are based on the historical financial statements of Outdoor Channel Holdings, Inc. (“Outdoor Channel”) and Winnercomm Holdings, Inc. (“Winnercomm”) after giving effect to Outdoor Channel’s acquisition of certain assets and the assumption of certain liabilities of Winnercomm on January 12, 2009, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
We account for business combinations pursuant to Financial Accounting Standards Board Statement No. 141(R), Business Combinations. In accordance with Statement 141(R), we allocate the purchase price of an acquired company to the net tangible assets and intangible assets acquired based upon their estimated fair values. We have made significant assumptions and estimates in determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible assets and intangible assets acquired and unfavorable leases. In particular, the final valuations of identifiable intangible assets and unfavorable leases may change significantly from our preliminary estimates. These changes could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Winnercomm acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with Outdoor Channel’s historical consolidated financial statements and accompanying notes included in their annual reports on Form 10-K and quarterly reports on Form 10-Q, and with Winnercomm’s historical consolidated financial statements and accompanying notes included elsewhere in this current report.
Accounting Periods Presented
The unaudited pro forma condensed combined balance sheet as of December 31, 2008 is presented as if the Winnercomm acquisition had occurred on December 31, 2008, and combines the historical balance sheet of Outdoor Channel and the historical balance sheet of Winnercomm at December 31, 2008.
The unaudited pro forma condensed combined statements of operations of Outdoor Channel and Winnercomm for the year ended December 31, 2008 are presented as if the Winnercomm acquisition had taken place on January 1, 2008.
2. ACQUISITION OF WINNERCOMM
On January 12, 2009, we completed an asset purchase agreement and formed the Winnercomm entities as noted above. We have included the financial results of Winnercomm in our 2009 consolidated results from the acquisition date. The total cash purchase price was $5,944 plus the assumption of certain liabilities. In allocating the total purchase price for these acquisitions based on estimated fair values, we preliminarily recorded $874 of identifiable intangible assets and $5,070 of net tangible assets. The total purchase price of $5,944 has been initially allocated to tangible and intangible assets acquired and liabilities assumed, based upon their estimated fair market values as of January 12, 2009, as set forth below. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to change within the purchase price allocation period (generally one year from the acquisition date). The primary areas of the purchase price allocation that are not yet

OUTDOOR CHANNEL HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)
(in thousands)
finalized relate to the valuation of tangible and intangible assets acquired and unfavorable leases. Our preliminary purchase price allocation for Winnercomm is as follows (in thousands):

	January 12, 2009
Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$198
Receivables	5,194
Inventories	81
Other current assets	2,863
Property, plant and equipment	6,121
Other assets	223
Accounts payable and accrued liabilities	(7,415)
Deferred revenues	(598)
Unfavorable leases	(1,597)

Total net tangible assets acquired and liabilities assumed		$5,070

Fair value of identifiable intangible assets acquired:
Customer relationships	730
Patents	90
Programming library	54

Total identifiable intangible assets acquired		874

Total purchase price		5,944

Less cash acquired		(198)

Net purchase price		$5,746

The fair values set forth above are based on preliminary valuation estimates of Winnercomm’s tangible and intangible assets, based in part on third party appraisals in accordance with Statement of Financial Accounting Standards No. 141R, “Business Combinations” (“SFAS 141R”). The final valuation, and any interim updated preliminary valuation estimates, may differ materially from these preliminary valuation estimates and, as a result, the final allocation of the purchase price may result in reclassifications of the allocated amount that are materially different from the purchase price allocation reflected above.
The Company recognized $450 of acquisition related costs that were expensed in the current period.
Intangible Assets
In performing our preliminary purchase price allocation, we considered, among other factors, our intention for future use of acquired assets, analyses of historical financial performance and estimates of future performance of Winnercomm’s services. The fair values of intangible assets were estimated with the assistance of third party valuation specialists. The following table sets forth the preliminary components of intangible assets associated with the Winnercomm acquisition (dollars in thousands):

		Weighted
	Preliminary	Average
	Fair Value	Useful Life
Customer relationships	$730	3.5 years
Patents	90	5 years
Programming library	54	1 year

Total intangible assets	$874

The estimated useful lives of intangible assets range between 1 and 5 years.

OUTDOOR CHANNEL HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (continued)
(in thousands)
3. PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS
The following pro forma adjustments are included in our unaudited pro forma condensed combined financial statements:
(A)	To record the following adjustments to cash and cash equivalents:

(in thousands)
To record cash payment	$(5,746)
(B)	To record the elimination of certain assets, liabilities and stockholders’ equity not purchased by Outdoor Channel in this acquisition.

(C)	To record the preliminary fair values of Winnercomm intangible assets acquired and associated amortization expense.

		Annual	Weighted
		Amortization	Average
	Preliminary	Based Upon	Estimated
	Fair	Preliminary	Useful
(Dollars in thousands)	Values	Fair Values	Life
Contractual customer relationships	$730	$208	3.5 years
Intellectual property patent	90	18	5 years
Media library	54	54	1 year

Total intangible assets	$874	$280

(D)	To record the difference between the historical amounts of Winnercomm property, plant and equipment, net, and preliminary fair values of Winnercomm tangible assets acquired and associated depreciation expense (dollars in thousands).

				Annual
				Depreciation	Weighted
	Winnercomm			Based Upon	Average
	Historical	Preliminary		Preliminary Fair	Estimated
	Amount, Net	Fair Values	Increase	Values	Useful Life
Property, plant and equipment	$3,436	$6,121	$2,685	$1,779	4.1 years

Total Winnercomm historical				3,514

Total decrease in depreciation				$1,735

(E)	To accrue for estimated acquisition related transaction costs of $450.

(F)	To eliminate transactions between Outdoor Channel and Winnercomm for the historical period presented. With respect to the pro forma adjustments to operating expenses, the transactions were predominantly classified as programming and production and operations expenses in the historical statements of operations. In addition, pro forma adjustments for advertising and selling, general and administrative expenses have been combined as to derive the total pro forma adjustments presented in the unaudited pro forma condensed combined statements of operations.

(H)	To record the pro forma income tax impact at the estimated applicable income tax rate of 39%.

(G)	To record the unfavorable leases associated with certain Winnercomm properties totalling $1,597 and the related amortization to rent expense of $402.